As filed with the Securities and Exchange Commission on June 9, 2000.
                                                       Registration No. 333 -
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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                                   ________
                                POST-EFFECTIVE
                              AMENDMENT NO. 1 ON
                                   FORM S-8
                           TO REGISTRATION STATEMENT
                               ON FORM S-4 UNDER
                          THE SECURITIES ACT OF 1933
                                   ________
                                PE CORPORATION

            (Exact name of Registrant as specified in its charter)

               Delaware                              06-1534213
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)             Identification Number)

                761 Main Avenue, Norwalk, Connecticut  06859
             (Address of principal executive offices) (Zip Code)

                       PARACEL, INC. STOCK OPTION PLAN
                          (Full title of the plan)

                           William B. Sawch, Esq.
                  Senior Vice President and General Counsel
                               761 Main Avenue
                      Norwalk, Connecticut  06859-0001
                   (Name and address of agent for service)
                               (203) 762-1000
                   (Telephone number, including area code,
                            of agent for service)
                                 Copies to:

                           Richard A. Garvey, Esq.
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                          New York, New York  10017

This Post-Effective Amendment covers shares of PE Corporation - Celera Genomics Group Common Stock, par value $.01 per share (including the rights associated with those shares pursuant to PE Corporation's Shareholder Protection Rights Agreement), of the Registrant originally registered on the Registration Statement on Form S-4 (the "Registration Statement") to which this Post-Effective Amendment is an amendment. The registration fees in respect of the securities registered hereby were paid at the time of the original filing of the Registration Statement.
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

                                    PART I


Item 1.   Plan Information.

     Not required to be filed with this Post-Effective Amendment.

Item 2.   Registrant Information and Employee Plan Annual Information.

     Not required to be filed with this Post-Effective Amendment.

                                    PART II


Item 3.   Incorporation of Documents by Reference.

     The following documents were filed with the Securities and Exchange Commission by PE Corporation ("PE"):

     (i)  PE's Annual Report on Form 10-K for the year ended June 30, 1999;

    (ii) PE's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999, December 31, 1999 and March 31, 2000;

   (iii) PE's Current Reports on Form 8-K filed on March 15, 2000 and March 24, 2000; and

    (iv) The descriptions of PE Corporation - Celera Genomics Group Common Stock, par value $.01 per share ("Celera Common Stock"), of PE set forth in PE's registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such descriptions.

     All documents subsequently filed by PE pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.




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

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits PE's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses
incurred)  arising  under  the  Securities  Act.    The  DGCL  provides  that
indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Our certificate of incorporation and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law.

     As permitted by sections 102 and 145 of the DGCL, our certificate of incorporation eliminates a director's personal liability for monetary damages to PE and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to PE or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

     The directors and officers of PE are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capabilities and against which they cannot be indemnified by the company.

Item 7.   Exemption From Registration Claimed.

     Not applicable.


Item 8.   Exhibits.

     3.1 Certificate of Incorporation of PE (incorporated by reference to Exhibit 3.1 to PE's Quarterly Report on Form 10-Q for the fiscal year quarter ended March 31, 1999 (Commission File No. 1-4389)).

     3.2 Bylaws of PE (incorporated by reference to Exhibit 3.2 to PE's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 (Commission File No. 1-4389)).

     4 Shareholder Protection Rights Agreement, dated as of April 28, 1999, between PE and BankBoston, N.A. (incorporated by reference to Exhibit 4.1 to the PE's Registration Statement on Form S-4 (No. 333-67797)).

     5.2 Opinion of Simpson Thacher & Bartlett regarding the legality of securities being issued


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

     23.1    Consent  of  PricewaterhouseCoopers  LLP   as  to  the  financial
             statements of PE.

     23.2    Consent  of  Simpson Thacher  &  Bartlett  (contained in  Exhibit
             5.2).

     24 Powers of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-4 (Registration No. 333-38881) of PE).

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director,

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

          officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









































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

                                 EXHIBIT INDEX

        Exhibit
        Number    Description
        ______    ___________

      3.1 Certificate of Incorporation of PE (incorporated by reference to Exhibit 3.1 to PE's Quarterly Report on Form 10-Q for the fiscal year quarter ended March 31, 1999 (Commission File No. 1-4389)).

      3.2         Bylaws of PE (incorporated by reference to Exhibit
                  3.2 to PE's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 (Commission
                  File No. 1-4389)).

       4 Shareholder Protection Rights Agreement, dated as of April 28, 1999, between PE and BankBoston, N.A. (incorporated by reference to Exhibit 4.1 to the PE's Registration Statement on Form S-4 (No. 333-67797)).

       5.2* Opinion of Simpson Thacher & Bartlett regarding the legality of securities being issued.

       23.1* Consent of PricewaterhouseCoopers LLP as to the financial statements of PE.

       23.2*      Consent of Simpson Thacher & Bartlett (contained in
                  Exhibit 5).

       24 Powers of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-4 (Registration No. 333-35080) of PE).

* filed herewith
















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

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on June 9, 2000.
                                       PE CORPORATION


                                       By /s/ William B. Sawch
                                          ______________________________
                                          Name:  William B. Sawch
                                          Title: Senior Vice President
                                                   and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
            Signature                      Title                Date

/s/  Tony L. White *               Chairman of the Board    June 9, 2000
__________________________             of Directors,
                                    President and Chief
                                     Executive Officer
                                   (principal executive
                                         officer)


 /s/  Dennis L. Winger  *         Senior Vice President,    June 9, 2000
__________________________           Chief Financial
                                   Officer and Treasurer
                                   (principal financial
                                         officer)


/s/  Vikram Jog   *                Corporate Controller     June 9, 2000
__________________________        (principal accounting
                                         officer)





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

/s/  Richard H. Ayers  *                 Director           June 9, 2000
__________________________

/s/  Robert H. Hayes   *                 Director           June 9, 2000
--------------------------

/s/  Arnold J. Levine  *                 Director           June 9, 2000
__________________________

/s/  Theodore E. Martin *                Director           June 9, 2000
__________________________

/s/ Georges C. St. Laurent, Jr.*         Director           June 9, 2000
__________________________

/s/ Carolyn W. Slayman *                 Director           June 9, 2000
__________________________

/s/  Orin R. Smith  *                    Director           June 9, 2000
__________________________

/s/  James R. Tobin *                    Director           June 9, 2000
__________________________

/s/ William B. Sawch
__________________________
*    William B. Sawch,
     as attorney-in-fact






































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